UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 6, 2010

SANTARO INTERACTIVE ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Nevada	333-165751	27-1571493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

5348 Vegas Drive, Las Vegas, NV 89108
(Address of principal executive offices)

(702) 871-8678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement:

On September 6, 2010, Santaro Interactive Entertainment Company (the “Registrant” also the “Company”) entered into a Share Exchange Agreement whereby the Registrant agreed to acquire 100% of the outstanding capital stock of Santaro Holdings, Ltd., a limited liability company organized under the laws of British Virgin Islands (“SHL”), in exchange for Fifty Five Million Six Hundred Seventy Thousand (55,670,000) shares of the Registrant.   The Share Exchange Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.  The share exchange shall be effective upon satisfaction of all contingencies set forth in the Agreement, and is anticipated during the month of September, 2010.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1      Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARO INTERACTIVE ENTERTAINMENT COMPANY

By:	/s/ James D. Edsall
James D. Edsall
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer & Director

Dated: September 10, 2010